Exhibit 99.B(i)(4)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

April 10, 2017

Victory Portfolios II

4900 Tiedeman Road, 4th Floor

Brooklyn, Ohio 44144

Re:

Victory Portfolios II (VictoryShares Dividend Accelerator ETF, VictoryShares Quality Growth ETF, VictoryShares Quality Value ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares Global Multi-Factor Minimum Volatility ETF and VictoryShares International Multi-Factor Minimum Volatility ETF)

Ladies and Gentlemen:

We have acted as counsel to Victory Portfolios II, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of Shares of the:

1.             VictoryShares Dividend Accelerator ETF;

2.             VictoryShares Quality Growth ETF;

3.             VictoryShares Quality Value ETF;

4.             VictoryShares US Multi-Factor Minimum Volatility ETF;

5.             VictoryShares Global Multi-Factor Minimum Volatility ETF; and

6.             VictoryShares International Multi-Factor Minimum Volatility ETF

(the “Funds”) each a Series of the Trust.

Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of August 19, 2015, as amended by the Amendment thereto dated as of October 21, 2015 (as so amended, the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:

(1)           the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 11, 2012 (under the name Compass EMP Funds Trust), as amended by the Certificate of Amendment thereto as filed in the State Office on October 22, 2015 (reflecting a change in its name to Victory Portfolios II) and the Certificate of Amendment thereto as filed in the State Office on February 19, 2016 (as so amended, the “Certificate”);

(2)           the Agreement and Declaration of Trust of the Trust dated as of April 12, 2012, as amended on February 21, 2013 (as so amended, the “Initial Governing Instrument”)

(3)           the Governing Instrument;

(4)           the Bylaws of the Trust, amended and restated as of May 1, 2015;

(5)           certain resolutions of the Trustees of the Trust including resolutions dated July 12, 2012, August 19, 2015, December 7, 2016 and February 22, 2017 relating to the establishment of the Funds, name changes of certain of the Funds, the adoption of the Governing Instrument and the change in the name of the Trust from Compass EMP Funds Trust to Victory Portfolios II (collectively, the “Resolutions” and, together with the Governing Instrument and Bylaws of the Trust, the “Governing Documents”);

(6)           the Registration Statement on Form N-1A of the Trust as filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2012; and

(7)           a certification of good standing of the Trust obtained as of a recent date from the State Office.

In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:

(i)            the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders;

(ii)           the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares;

(iii)          that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares;

(iv)          that no event has occurred that would cause a termination or dissolution of the Trust under Sections 2 or 4 of Article IX of the Initial Governing Instrument or the Governing Instrument, as applicable;

(v)           that no event has occurred that would cause a termination or dissolution of the Funds under Section 6 of Article III or Sections 2 or 4 of Article IX of the Initial Governing Instrument or the Governing Instrument, as applicable;

(vi)          that the activities of the Trust have been and will be conducted in accordance with the terms of the Initial Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.;

(vii)         that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; and

(viii)        that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced.

No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States.  In rendering this opinion, without independent verification, and with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell LLP (the “Local Counsel Opinion”), special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth in the Local Counsel Opinion, which are incorporated herein by reference.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

(1)           The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each of the following Funds is a validly existing Series of the Trust:  VictoryShares Dividend Accelerator ETF, VictoryShares Quality Growth ETF, VictoryShares Quality Value ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares Global Multi-Factor Minimum Volatility ETF and VictoryShares International Multi-Factor Minimum Volatility ETF.

(2)           Shares of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

This opinion is not to be quoted in whole or in part, summarized or otherwise referred to, nor is not to be filed with or supplied to any governmental agency or other person without the written consent of this firm.  This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion with the Commission as an exhibit to a post-effective amendment to the Trust’s Registration Statement on Form N-1A.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

[Morris, Nichols, Arsht & Tunnell LLP Letterhead]

April 10, 2017

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Re:

Victory Portfolios II (VictoryShares Dividend Accelerator ETF, VictoryShares Quality Growth ETF, VictoryShares Quality Value ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares Global Multi-Factor Minimum Volatility ETF and VictoryShares International Multi-Factor Minimum Volatility ETF)

Ladies and Gentlemen:

We have acted as special Delaware counsel to Victory Portfolios II, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of August 19, 2015, as amended by the Amendment thereto dated as of October 21, 2015 (as so amended, the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:  the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 11, 2012 (under the name Compass EMP Funds Trust), as amended by the Certificate of Amendment thereto as filed in the State Office on October 22, 2015 (reflecting a change in its name to Victory Portfolios II) and the Certificate of Amendment thereto as filed in the State Office on February 19, 2016 (as so amended, the “Certificate”); the Agreement and Declaration of Trust of the Trust dated as of April 12, 2012, as amended on February 21, 2013 (as so amended, the “Initial Governing Instrument”); the Governing Instrument; the Bylaws of the Trust, amended and restated as of May 1, 2015; certain resolutions of the Trustees of the Trust including resolutions dated July 12, 2012, August 19, 2015, December 7, 2016 and February 22, 2017 relating to the establishment of the Funds (used as defined below), name changes of certain of the Funds, the adoption of the Governing Instrument and the change in the name of the Trust from Compass EMP Funds Trust to Victory Portfolios II (collectively, the “Resolutions” and, together with the Governing Instrument and Bylaws of the Trust, the “Governing Documents”); the Registration Statement on Form N-1A of the Trust as filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2012; and a certification of good standing of the Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust under Sections 2 or 4 of Article IX of the Initial Governing Instrument or the Governing Instrument, as applicable; (v) that no event has occurred that would cause a termination or dissolution of the Funds under Section 6 of Article III or Sections 2 or 4 of Article IX of the Initial Governing Instrument or the Governing Instrument, as applicable; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Initial Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; and (viii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.             The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each of the following Series of the Trust (each a “Fund”) is a validly existing Series of the Trust:  VictoryShares Dividend Accelerator ETF, VictoryShares Quality Growth ETF, VictoryShares Quality Value ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares Global Multi-Factor Minimum Volatility ETF and VictoryShares International Multi-Factor Minimum Volatility ETF.

2.             Shares of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

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We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance.  Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person or for any purpose without our prior written consent.  We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to a post-effective amendment to the Trust’s Registration Statement on Form N-1A.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris

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